UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 3, 2014, Enanta Pharmaceuticals, Inc. issued a press release announcing detailed results from the PEARL-III study conducted by AbbVie for the treatment of the hepatitis C virus, or HCV, with a regimen containing Enanta’s lead protease inhibitor ABT-450, which were presented as part of the 21st Conference on Retroviruses and Opportunistic Infections (CROI) in Boston. A copy of the press release is being filed as Exhibit 99.1 to this report.

On March 4, 2014, Enanta Pharmaceuticals, Inc. issued a press release announcing new in vitro data on ABT-493, an NS3/4 protease inhibitor identified within the Enanta-AbbVie collaboration, which was presented at the 21st Conference on Retroviruses and Opportunistic Infections (CROI) in Boston. A copy of the press release is being filed as Exhibit 99.2 to this report.

Both press releases contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Please refer to the cautionary note in each of the press releases regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release titled “PEARL-III Study Results in Patients with Chronic Hepatitis C Presented at the 21st Conference on Retroviruses and Opportunistic Infections (CROI)” issued by Enanta Pharmaceuticals, Inc. on March 3, 2014.

99.2	Press release titled “Enanta Pharmaceuticals Announces New Data Presented on Protease Inhibitor ABT-493 at the 21st Conference on Retroviruses and Opportunistic Infections (CROI)” issued by Enanta Pharmaceuticals, Inc. on March 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2014	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Paul J. Mellett
Paul J. Mellett
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “PEARL-III Study Results in Patients with Chronic Hepatitis C Presented at the 21st Conference on Retroviruses and Opportunistic Infections (CROI)” issued by Enanta Pharmaceuticals, Inc. on March 3, 2014.

99.2	Press release titled “Enanta Pharmaceuticals Announces New Data Presented on Protease Inhibitor ABT-493 at the 21st Conference on Retroviruses and Opportunistic Infections (CROI)” issued by Enanta Pharmaceuticals, Inc. on March 4, 2014.